UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported) September 11, 2001


                       Commission File Number 0-30935



                              NOVAMEX USA LTD.
                            -------------------
          (Exact Name of Registrant as Specified in its Charter)


     Oregon                                                  98-0198290
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                      Identification Number)



                           2281, Guenette street
               Ville Saint-Laurent, Montreal, Quebec, Canada
               ----------------------------------------------
                  (Address of principal executive offices)

                                  H4R 2E9
                                  -------
                                 (Zip Code)

                               (514) 339-9355
                               --------------
              (Registrant's Executive Office Telephone Number)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


     (a) On September 11th, 2001, the Company engaged Samson Blair Deloitte & Touche ("SBD&T") as its independent accountant. The decision to engage SBD&T as the Company's independent accountant was recommended by the Company's Chief Executive Officer and approved by the Company's Board of Directors.

     (b) In a report dated January 19, 2001, KPMG, LLP Chartered Accountants, reported on the Company's financial statements as of June 30, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from inception through June 30, 2000. Such report did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG understands that they were dismissed as the Company's independent accountants effective September 11th, 2001.

     (c) During the two years ended June 30, 2000 and 1999, and the subsequent period to September 11th, 2001, preceding the decision to engage independent accountants, neither the Company nor anyone on its behalf consulted SBD&T regarding either the application of accounting principles to a specified transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor has SBD&T provided to the Company a written report or oral advice regarding such principles or audit opinion.

     (d) During the two years ended June 30, 2000 and 1999, and for the period from June 30, 2000 to September 11th, 2001, the date of dismissal, there were: (i) no disagreements between the Company and KPMG on any matter or accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused it to make reference thereto in its report.


     KPMG, LLP Chartered Accountants, has provided the Company with a letter pursuant to Rule 304 of Regulation S-B.

ITEM 9.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

                                                    Director and/
Name                Age       Position              or Officer Since
------------------- ----      --------------------  -----------------

Karim Menassa       50        President, Director,  July 18, 2001
                              Chairman of the
                              Board

Jean-Francois Welch 29        Secretary             July 18, 2001

Edward Gosselin     43        Director              June 1998

                                     2


Karim Menassa, President, Director and Chairman of the Board.
Mr. Menassa serves as the only executive officer of the Company, holding the offices of President and Chief Executive Officer. Mr. Menassa also serves as a member of Board of Directors of MIT (Medical International Technologies Inc.) Alliance Medical Inc. and AQFIM (Association of Quebec manufacturer of Medical Equipments). Mr. Menassa has over 21 years of experience in designing, manufacturing and marketing medical devices and, over the years, he has founded, operated or been involved with numerous businesses involved in the medical device industry, including Idle International R&D Inc., Idle Technologies Inc., Alliance Medical Inc., Alliance Medical USA Inc., and Alliance Medical S.A.R.L. France. Mr. Menassa has developed many state-of-the art, efficient and reliable medical devices, and has marketed various medical devices in more than 60 countries. Mr. Menassa obtained a degree in Precision Mechanics Design from the Institute Salesiano Don Bosco in Cairo, Egypt. He has also obtained different certificate in the International Marketing and finance from the Ministry of Science & Technologies in Montreal, Canada.

Jean-Francois Welch, Secretary. Mr. Welch has been the secretary of the Company since July 18, 2001. In 1994, he received a certificate in industrial relation from Laval University. He also received a Law Degree from the University of Ottawa in 1998. He worked for Flynn Rivard, barristers and sollicitors from 1996 until 2000. From 2000 until 2001 he was an associate of the law firm of Desjardins Ducharme Stein Monast. Since June 2001, he is an associate at the law firm of Brouillette Charpentier Fortin.

Edward Gosselin, Director and Officer. Mr.Gosselin has been a director and vice president of the Company since June 15, 1998. He received a bachelors of Social Science in International Politics from Ottawa University in 1980 and in 1983 he received a Law Degree from the same institution. From 1983 to 1996 he was an associate at the law firm Aubut Chabot out of Quebec, Canada. From 1996 to 1997 he was an associate at the law firm Lavery, de Billy also out of Quebec, Canada. From 1997 to the present Mr. Gosselin has been a partner at Desjardins Ducharme Stein Monast.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Exhibits.  The following exhibits are included as part of this report:


Exhibit        SEC
Number         Ref.      Title of Document                  Location
--------       -----     -----------------------------      -------------
16.01          16        Letter regarding change in         Attached
                         Certifying Accountant

                                     3
                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NOVAMEX USA LTD


Date: November 30, 2001              By /s/ Karim Menassa
                                        ---------------------------
                                        President



Date: November 30, 2001              By /s/ Jean-Francois Welch
                                        ---------------------------
                                        Secretary